UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2005

ONETRAVEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8662	23-2265039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Peachtree Dunwoody Road Building G, Suite 300 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 256-6620

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On December 2, 2005, OneTravel Holdings, Inc. (the “Registrant”) received a notice from the American Stock Exchange (the “AMEX”), the national securities exchange that maintains the principal listing for the Registrant’s common stock, of failure to satisfy certain of the AMEX’s continued listing standards. This notice relates to the failure of the Registrant to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 with the Securities and Exchange Commission, as required by Sections 134 and 1101 of the AMEX Company Guide (the “AMEX Company Guide”). The notice indicates that the Registrant is required to contact the AMEX by December 9, 2005 to discuss new developments and indicate whether or not it intends to submit a plan of compliance. Further, the notice states that in order to maintain its AMEX listing, the Registrant must submit a plan by December 16, 2005, advising the AMEX of actions it has taken, or will take, that would bring the Registrant in compliance with the AMEX Company Guide by no later than January 5, 2006. The Registrant expects to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 with the Securities and Exchange Commission within these time periods as needed to provide a timely response to the AMEX notice and thereby comply with the AMEX continued listing standards. The press release issued by the Registrant on December 9, 2005 with respect to the AMEX notice of failure to satisfy certain of the AMEX’s continued listing standards is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued December 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONETRAVEL HOLDINGS, INC.

Date: December 9, 2005	By:	/s/ Marc E. Bercoon
Marc E. Bercoon
President

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued December 9, 2005